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                                    Exhibit 5
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April 3, 2000


CacheFlow Inc.
650 Almanor Avenue
Sunnyvale, California 94539

          Re:   CacheFlow Inc. Registration Statement
                for Offering of 5,594,013 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of , (i) 500,000 shares of Common Stock under the 1999 Employee Stock Purchase Plan, and (ii) 5,094,013 shares of Common Stock under the 1999 Stock Incentive Plan under the 2000 Supplemental Stock Option Plan, and the Written Compensation Agreements. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Employee Stock Purchase Plan, 1999 Stock Incentive Plan, the 2000 Supplemental Stock Option Plan, Options Granted Under Written Compensation Agreements and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,



                                 /s/ Gunderson Dettmer Stough Villeneuve
                                     Franklin & Hachigian, LLP

                                 Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP